                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Dime Community Bancshares, Inc. on Form S-4 of our report dated August 14, 1998, incorporated by reference in the Annual Report on Form 10-K of Dime Community Bancshares, Inc. for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
November 2, 1998
New York, New York